CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 2 to the Registration Statement (Form S-4 No. 333-192233) of Alamogordo Financial Corp. of our report dated March 14, 2014, with respect to the financial statements of Bank 1440 as of December 31, 2013 and 2012, and for the years then ended, and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus of Bank 1440 and Alamogordo Financial Corp., which is part of this Registration Statement.

/s/ Moss Adams LLP

Phoenix, Arizona

April 17, 2014